Exhibit 99.1

           Form of Proxy Cards and other proxy solicitation materials

         The following are proxy cards and other proxy solicitation materials provided to common stock shareholders.

                                                                    Exhibit 99.1


     [BGE LOGO APPEARS HERE]             BALTIMORE GAS AND ELECTRIC COMPANY
                                  P. O. Box 1642, Baltimore, Maryland 21203-1642


     COMMON STOCK PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - APRIL 16, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  PLEASE VOTE AND SIGN ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE.


     The undersigned appoints Jerome W. Geckle, George V. McGowan and Christian
     H. Poindexter (or a majority of them or their substitutes, or one acting alone in the absence of the others), as proxies, with power to each to appoint a substitute and to revoke the appointment of such substitute, to vote all shares of common stock of Baltimore Gas and Electric Company which the undersigned is entitled to vote at the annual meeting to be held on April 16, 1999, and at any adjournments thereof, in the manner specified on the reverse side of this card with respect to each item identified thereon (as set forth in the Notice of Annual Meeting and Proxy Statement), and in their discretion on any shareholder proposal omitted from this proxy and such other business as may properly come before the annual meeting.


     SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AT THE ANNUAL MEETING IN THE MANNER SPECIFIED. IF NO SPECIFICATION IS MADE, VOTES WILL BE CAST "FOR" ITEMS 1, 2 & 3 AND "AGAINST" ITEMS 4 & 5 ON THE REVERSE OF THIS CARD.


                                    (over)

                                                                    Exhibit 99.1
                           THIS IS YOUR PROXY CARD


                            TEAR HERE, VOTE, SIGN
                       AND RETURN IN THE PRE-ADDRESSED
                            POSTAGE PAID ENVELOPE



                         TEAR HERE ALONG PERFORATION
--------------------------------------------------------------------------------
                    A VOTE "FOR" ITEMS 1, 2 & 3 IS RECOMMENDED.

                                       FOR       AGAINST     ABSTAIN
1. APPROVAL OF THE SHARE
   EXCHANGE AND FORMATION
   OF THE HOLDING COMPANY              [ ]         [ ]         [ ]

2. THE ELECTION OF 15 DIRECTORS

   [ ] FOR all nominees, except as          [ ] WITHHOLD AUTHORITY
       lined through below. (To vote            (ABSTAIN) from voting
       AGAINST any or all nominees              for all nominees.
       line through their names.)


 H.F. BALDWIN            D.L. BECKER       B.B. BYRON        J.O. COLE
 D.A. COLUSSY            E.A. CROOKE       J.R. CURTISS      J.W. GECKLE
 F.A. HRABOWSKI, III     N. LAMPTON        C.R. LARSON       G.V. MCGOWAN
 C.H. POINDEXTER         G.L. RUSSELL, JR. M.D. SULLIVAN

------------------------------------------------------------------------------

                                                  FOR       AGAINST     ABSTAIN
3. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
   AS INDEPENDENT ACCOUNTANTS FOR 1999            [ ]         [ ]         [ ]

                  A VOTE "AGAINST" ITEMS 4 & 5 IS RECOMMENDED.

4. SHAREHOLDER PROPOSAL CONCERNING CALVERT
   CLIFFS' LICENSE EXTENSIONS                     [ ]         [ ]         [ ]

 5.SHAREHOLDER PROPOSAL CONCERNING CONFIDENTIAL
   VOTING                                         [ ]         [ ]         [ ]


[ ]  Please check this box if you plan to attend the 1999 annual meeting.



  Please sign below, exactly as name appears at left. Joint owners should EACH sign. Attorneys, executors, administrators, trustees and corporate officials should give title or capacity in which they are signing.

  Signature _________________________________  Date ___________________


  Signature _________________________________  Date ___________________

                                                                    Exhibit 99.1

CHRISTIAN H. POINDEXTER                                        BALTIMORE GAS AND
CHAIRMAN OF THE BOARD,                                          ELECTRIC COMPANY
PRESIDENT                                                 39 W. LEXINGTON STREET
AND CHIEF EXECUTIVE                                   BALTIMORE, MARYLAND  21201
OFFICER



March 31, 1999

[BGE LOGO APPEARS HERE]

Dear Shareholder:

As of March 26, 1999, we had not received your proxy card for the 1999 annual shareholders meeting to be held April 16th.

We appreciate the support of our shareholders and encourage you to vote your shares, regardless of the size of your holdings. We have, therefore, enclosed a second proxy card so that you can vote your shares. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card to ensure that your vote will be counted at the meeting.

Our initial mailing to you also included a proxy statement and prospectus, and our 1998 annual report to shareholders. If you would like to receive a duplicate copy of these documents, simply contact one of our shareholder representatives in metropolitan Baltimore at 410-783-5920, within Maryland at 1-800-492-2861, or outside Maryland at 1-800-258-0499.


Sincerely,


/s/ C.H. Poindexter

Chairman of the Board



ENCLOSURES

                                                                    Exhibit 99.1

           Please fold and detach card at perforation before mailing.

                   CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE
    PLEASE VOTE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

      These Voting Instructions are requested in conjunction with a proxy solicitation by the BOARD OF DIRECTORS OF BALTIMORE GAS AND ELECTRIC COMPANY.

TO: T. ROWE PRICE TRUST COMPANY, AS TRUSTEE UNDER THE BALTIMORE GAS AND ELECTRIC COMPANY EMPLOYEE SAVINGS PLAN

I hereby instruct T. Rowe Price Trust Company, as Trustee under the Baltimore Gas and Electric Company Employee Savings Plan (Plan), to vote, by proxy, all shares of common stock of Baltimore Gas and Electric Company (Company) allocated to me under the Plan at the annual meeting of the shareholders of BGE to be held on April 16, 1999, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each item identified thereon (as set forth in the Notice of Annual Meeting and Proxy Statement / Prospectus), and Jerome W. Geckle, George V. McGowan and Christian H. Poindexter, in their discretion, shall vote in person on any shareholder proposal omitted from this proxy and such other business as may properly come before the annual meeting.

The Trustee will vote the shares represented by this Voting Instructions Card if properly signed and received by April 9, 1999. If no instructions are specified on a signed card, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors of BGE: "FOR" Items 1, 2 & 3 and "AGAINST" Items 4 & 5. The Trustee is not permitted under the Plan to vote shares of common stock unless a signed Voting Instructions Card has been received.

                                     (over)

                                                                    Exhibit 99.1

      From:                                                     First Class Mail
      T. Rowe Price Retirement Plan Services, Inc.                U.S. Postage
      BGE PST                                                         PAID
      P.O. Box 17215                                            Baltimore,  MD
      Baltimore,  MD   21297-0354                                 Permit #250


         ~ Please fold and detach card at perforation before mailing. ~

             Please vote by filling in the appropriate boxes below.


The Board of Directors recommends a vote "FOR" Items 1, 2 & 3.

                                                       FOR                  AGAINST        ABSTAIN

1.    APPROVAL OF THE SHARE EXCHANGE AND
      FORMATION OF THE HOLDING COMPANY                 [ ]                    [ ]            [ ]

2.    THE ELECTION OF 15 DIRECTORS          FOR all nominees listed         WITHHOLD
                                            at left, except as lined       AUTHORITY
      H.F. Baldwin, D.L. Becker,            through (to vote AGAINST       (ABSTAIN)
      B.B. Byron, J.O. Cole, D.A. Colussy,  any or all nominees line     from voting for
      E.A. Crooke, J.R. Curtiss,            through their names.)         all nominees
      J.W. Geckle, F.A. Hrabowski, III,                                  listed at left
      N. Lampton, C.R. Larson,                         [ ]                    [ ]
      G.V. McGowan, C.H. Poindexter,
      G.L. Russell, Jr., M.D. Sullivan

                                                       FOR                  AGAINST        ABSTAIN

3.    RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
      AS INDEPENDENT ACCOUNTANTS FOR 1999              [ ]                    [ ]            [ ]

The Board of Directors recommends a vote
"AGAINST Items 4 and 5.

4.    SHAREHOLDER PROPOSAL CONCERNING
      CALVERT CLIFFS' LICENSE EXTENSIONS               [ ]                    [ ]            [ ]

5.    SHAREHOLDER PROPOSAL CONCERNING
      CONFIDENTIAL VOTING                              [ ]                    [ ]            [ ]


                                              BALTIMORE GAS AND ELECTRIC COMPANY

                    Date: ________________________

                    Please sign below exactly as your name appears to the left.

                    ------------------------------------------------------------
                                         SIGNATURE

                                     (over)

                                                                    Exhibit 99.1
                      BALTIMORE GAS AND ELECTRIC COMPANY


TO PARTICIPANTS IN THE
EMPLOYEE SAVINGS PLAN (THE PLAN)


The enclosed Notice of Annual Meeting of Shareholders, Proxy Statement and Prospectus, and Voting Instructions Card for the Annual Meeting of Shareholders, to be held on April 16, 1999, are being furnished to you by Baltimore Gas and Electric Company (BGE) on behalf of T. Rowe Price Trust Company, Trustee under the Plan.

In accordance with the Plan and the Trust Agreement between BGE and the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions Card and return it in the accompanying envelope by April 9, 1999. After receipt of the properly executed Voting Instructions Card, the Trustee will vote as directed by those instructions. The Trustee is not permitted to vote your shares of common stock unless a signed Voting Instructions Card has been received.

Each participant in the Plan who is a holder of record of other shares of BGE stock will continue to receive, separately, a proxy card and accompanying proxy material to vote the shares of common stock registered in his or her name.


                                               Richard D. Honaker
                                               Plan Administrator

                                                                    Exhibit 99.1
                      BALTIMORE GAS AND ELECTRIC COMPANY
                            EMPLOYEE SAVINGS PLAN

T. Rowe Price Trust Company, Trustee of the Employee Savings Plan, has not received a Voting Instructions Card for the 1999 meeting for the shares that you hold in the Plan. The Trustee is not permitted to vote your shares of common stock unless a signed Voting Instructions card has been received.

We appreciate the support of our shareholders and encourage you to vote your Employee Savings Plan shares, regardless of the size of your holdings. We have, therefore, enclosed a second Voting Instructions Card so that you can vote your shares. Whether or not you plan to attend the meeting, please complete the Voting Instructions Card and return it to the Trustee in the envelope provided by APRIL 9, 1999.

Our initial mailing to you included a proxy statement and prospectus. If you would like to receive a duplicate copy, please contact one of our shareholder representatives in metropolitan Baltimore at 410-783-5920, within Maryland at 1-800-492-2861, outside Maryland at 1-800-258-0499.

                                                Richard D. Honaker
                                                Plan Administrator